Exhibit 1.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT AND SUPPLEMENT

This First Amendment to Loan and Security Agreement and Supplement (this “Amendment”) is dated as of September 26, 2023, and is entered into by and among LIFEMD, Inc., a Delaware corporation (the “Borrower”) and AVENUE VENTURE OPPORTUNITIES FUND II, L.P., (“Avenue 2”), as a lender, and AVENUE VENTURE OPPORTUNITIES FUND, L.P. (as administrative agent and collateral agent, (in such capacity, “Agent”), and as a lender (in such capacity, together with Avenue 2, a “Lender” and collectively, “Lenders”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (defined herein).

Recitals

A. Borrower, Agent and Lenders have entered into that certain Loan and Security Agreement (the “LSA”) dated as of March 21, 2023, as supplemented by that certain Supplement to the Loan and Security Agreement (the “Supplement”) dated as of March 21, 2023 among Borrower, Agent and Lenders (as may be further amended, restated, or otherwise modified from time to time, hereinafter collectively referred to as the “Loan Agreement”).

B. Borrower has requested revisions to certain terms of the Loan Agreement, and Lenders and Agent are amenable to Borrower’s request.

C. Borrower, Lenders and Agent have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth in this Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Loan Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be presently legally bound as of the date hereof, the parties hereto agree as follows:

1. Amended Definitions. The following definitions in Part 1 of the Supplement are hereby amended and restated in their entirety, as set forth below:

“Cash Flow” means normal course cash flow from operating activities excluding interest expense, preferred stock dividends and, in Lenders’ reasonable discretion, any other extraordinary expense, plus cash flow from investing activities, as shown in Borrower’s filings with the Securities and Exchange Commission, or, in connection with a Tranche 1B Loan Borrowing Request delivered by Borrower prior to September 30, 2023, as shown in pro forma projections as of the last day of the quarter ending September 30, 2023 submitted with a Compliance Certificate signed by an authorized officer of Borrower as of the date of such Borrowing Request.

“Tranche 1B Start Date” means September 26, 2023, so long as Borrower achieves the requirements set forth in Part 2, Section 8 of the Supplement as of such date.

2. Amendments.

2.1 Section 5.2(c) of the LSA is hereby amended and restated in its entirety, as set forth below:

5.2(c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower (or other executive officer) substantially in the form of Exhibit “C” to the Supplement (a “Compliance Certificate”) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto. If requested by any Lender, a Compliance Certificate also shall be delivered to Lenders on the Closing Date and on the date of any request for a Loan.

2.2 Section 8(b) of Part 2 of the Supplement is hereby amended and restated in its entirety, as set forth below:

8(b) Cash Flow. Commencing on the earlier of the Tranche 1B Start Date and September 30, 2023, and as of the last day of each quarter thereafter, Borrower shall not incur a trailing six (6) month Cash Flow of less than Two Million Dollars ($2,000,000).

3. Borrower’s Representations And Warranties. Borrower represents and warrants that:

a.	Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (ii) no Event of Default has occurred and is continuing.

b.	Borrower has the organizational power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

c.	The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary company action on the part of Borrower.

e.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

f.	As of the date hereof, it has no defenses against the obligations to pay any amounts arising under the Loan and Security Agreement. Borrower acknowledges that Lenders and Agent have acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

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Borrower understands and acknowledges that Lenders and Agent are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5. Effectiveness. This Amendment shall become effective upon Agent’s receipt of the following:

5.1 this Amendment, duly executed by Borrower;

5.2 a Borrowing Request and current Compliance Certificate, duly executed by Borrower;

5.3 Notes in the form of Exhibits A and B attached hereto, each duly executed by Borrower; and

5.4 reimbursement of Agent’s and Lenders’ fees and expenses, including all reasonable documented attorneys’ fees, expenses and disbursements, incurred through the date of this Amendment.

6. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

7. Incorporation By Reference. The provisions of Section 9.11 and 9.13 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

8. Electronic Signatures. This Amendment may be executed by electronic signatures. Borrower, Agent and Lenders expressly agree to conduct the transactions contemplated by this Amendment and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Amendment and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Amendment and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

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[Signature page to Amendment]

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

LIFEMD, INC.

By:	/s/ Marc Benathen
Name:	Marc Benathen
Title:	Chief Financial Officer

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Member

Exhibit A

PROMISSORY NOTE

[Note No. _____]

$3,250,000.00	September 26, 2023

The undersigned (“Borrower”) promises to pay to the order of Avenue Venture Opportunities Fund, L.P. (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the sum of to the greater of (i) the sum of four and three-quarters percent (4.75%) plus the Prime Rate, and (ii) twelve and one-half percent (12.50%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein. In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Supplement to the Loan Agreement (as defined herein)).

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of March 21, 2023, among Borrower, Lender, the other lender party thereto and Agent (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Section 2 of Part 2 of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any scheduled payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes. The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof. Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

LIFEMD, INC.

By:	/s/ Marc Benathen
Name:	Marc Benathen
Its:	Chief Financial Officer

Exhibit B

PROMISSORY NOTE

[Note No. _____]

$1,750,000.00	September 26, 2023

The undersigned (“Borrower”) promises to pay to the order of Avenue Venture Opportunities Fund II, L.P. (“Lender”), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of One Million Severn Hundred Fifty Thousand Dollars ($1,750,000.00), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a variable rate per annum equal to the sum of to the greater of (i) the sum of four and three-quarters percent (4.75%) plus the Prime Rate, and (ii) twelve and one-half percent (12.50%) (the “Designated Rate”), according to the payment schedule described herein, except as otherwise provided herein. In addition, on the Maturity Date, the Borrower promises to pay to the order of Lender (i) all principal and accrued interest then remaining unpaid and (ii) the Final Payment (as defined in the Supplement to the Loan Agreement (as defined herein)).

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement, dated as of March 21, 2023, among Borrower, Lender, the other lender party thereto and Agent (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as provided under Section 2 of Part 2 of the Supplement to the Loan Agreement.

This Note may be prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate, compounded monthly. Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any scheduled payment under this Note by more than five (5) days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

Borrower’s execution and delivery of this Note via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Note and agreement to and acceptance of the terms hereof for all purposes. The fact that this Note is executed, signed, stored or delivered electronically shall not prevent the assignment or transfer by Lender of this Note pursuant to the terms of the Loan Agreement or the enforcement of the terms hereof. Physical possession of the original of this Note or any paper copy thereof shall confer no special status to the bearer thereof. In no event shall an original ink-signed paper copy of this Note be required for any exercise of Lender’s rights hereunder.

LIFEMD, INC.

By:	/s/ Marc Benathen
Name:	Marc Benathen
Its:	Chief Financial Officer